Exhibit 99.1

Furniture Brands International, Inc.
1 North Brentwood Blvd.
St. Louis, Missouri 63105

For Further Information Call
Rick Isaak
Furniture Brands
VP, Controller, Treasurer & Investor
Relations
314-862-7117
or
Farah Soi
ICR
203-682-8200

Media contact: Lisa Hanly
Furniture Brands
314-290-8954

FURNITURE BRANDS TO VOLUNTARILY DELIST FROM THE NYSE
AND TRANSFER TO OTCQB MARKETPLACE

St. Louis, Missouri, August 23, 2013 - Furniture Brands International (NYSE: FBN) today announced that it will voluntarily delist its common stock from The New York Stock Exchange (“NYSE”) and transfer quotation of its common stock to the OTCQB Marketplace (“OTCQB”). The company's decision to voluntarily delist the common stock and transfer to the OTCQB was driven by a number of factors, including its non-compliance with the NYSE's market capitalization and stockholders' equity requirements.

The company expects to file an application on Form 25 to notify the Securities and Exchange Commission (“SEC”) of its withdrawal of its common stock from listing on the NYSE. The company expects that the last day of trading of its common stock on the NYSE will be on or about August 27, 2013 and that the next trading day will be the first day of quotation on the OTCQB.

The company will issue a subsequent press release confirming the first trading date on the OTCQB and the trading symbol for the OTCQB before the transfer occurs. Following the transfer, the company will continue to file the same periodic reports and other information it currently files with the SEC.

As previously announced, on July 10, 2013, the company received a notice from the NYSE that it had fallen below the NYSE's continued listing criteria requiring listed companies to maintain an average market capitalization of not less than $50 million over a consecutive 30 trading-day period and total stockholders' equity of not less than $50 million. On July 15, 2013, the company announced its intention, in accordance with NYSE rules, to submit a business plan to the NYSE within 45 days from the notice date to attempt to demonstrate its ability to cure the non-compliance within an 18-month period. Subsequently, the company's absolute market capitalization has fallen below $15 million. If the company's average market capitalization for 30 trading-days is below $15 million, the company will be subject to initiation of delisting procedures by the NYSE without regard to the submission of a business plan for attempting to cure non-compliance. As a result, and in light of its decision to voluntarily delist, the company has informed the NYSE that it will not be submitting a business plan.

The company made the decision to voluntarily delist from the NYSE because it believes it will not be able to comply with the NYSE's continued listing criteria. The company believes that this voluntary transfer to the OTCQB will provide greater certainty and assist in an orderly transition.

About Furniture Brands

Furniture Brands International (NYSE: FBN) is a world leader in designing, manufacturing, sourcing and retailing home furnishings. Furniture Brands markets products through a wide range of channels, including company owned Thomasville retail stores and through interior designers, multi-line/ independent retailers and mass merchant stores. Furniture Brands serves its customers through some of the best known and most respected brands in the furniture industry, including Thomasville, Broyhill, Lane, Drexel Heritage, Henredon, Pearson, Hickory Chair, Lane Venture, Maitland-Smith and LaBarge. To learn more about the company, visit www.furniturebrands.com.

Cautionary Statement Regarding Forward-Looking Statements

Matters discussed in this document and in our public disclosures, whether written or oral, relating to future events or our future performance, including any discussion, express or implied, of our anticipated growth, operating results, future earnings per share, or plans and objectives, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are often identified by the words "will," "believe," "positioned, " "estimate," "project," "target," "continue," "intend," "expect," "future," "anticipates," and similar expressions that are not statements of historical fact. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Our actual results and timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under "Risk Factors" in our Annual Report on Form 10-K for the year ended December 29, 2012, and in our other subsequent public filings with the Securities and Exchange Commission. Such factors include, but are not limited to: failure to identify and successfully implement strategic initiatives; changes in economic conditions; loss of market share due to competition; changes in our pension funding obligations; failure to forecast demand or anticipate or respond to changes in consumer tastes and fashion trends; failure to achieve projected mix of product sales; business failures of large customers; distribution realignments; inventory write-downs; sales distribution and manufacturing realignments; continued operating losses; loss of or reduction in trade credit; ability to service or refinance our debt; restrictions in our credit facilities; increased reliance on offshore sourcing of various products; fluctuations in the cost, availability and quality of raw materials; product liability uncertainty; environmental regulations; future acquisitions or dispositions; possible delisting of our common stock; loss of key personnel; impairment of intangible assets; anti-takeover provisions which could result in a decreased valuation of our common stock; our inability to secure additional financing to meet our operating and capital needs; our ability to open and operate new retail stores successfully; disruptions of our IT systems; failure to maintain and upgrade our IT systems; and fluctuations in our common stock. It is routine for internal projections and expectations to change as the year or each quarter in the year progresses, and therefore it should be clearly understood that all forward-looking statements and the internal projections and beliefs upon which we base our expectations included in this report or other periodic reports are made only as of the date made and may change. While we may elect to update forward-looking statements at some point in the future, we do not undertake any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise.